Exhibit 99.2
CONSENT OF BTIG, LLC

October 2, 2026

Board of Directors
Cherry Hill Mortgage Investment Corporation
4000 Route 66, Suite 310
Tinton Falls, New Jersey 07753

Members of the Board of Directors:

We hereby consent to (i) the inclusion of our opinion letter, dated August 9, 2026, to the Board of Directors of Cherry Hill Mortgage Investment Corporation (“CHMI”) as Annex E to the joint proxy statement/prospectus of CHMI and TPG Mortgage Investment Trust, Inc. (“MITT”) relating to (i) the proposed merger of Cherry Hill Operating Partnership, LP with and into CHMI and (ii) the proposed merger of CHMI with and into MIT Merger Sub II, LLC, a wholly owned subsidiary of MITT (the “Proxy Statement/Prospectus”), which Proxy Statement/Prospectus forms a part of MITT’s Amendment No. 1 to the Registration Statement on Form S-4 dated October 2, 2026 (the “Registration Statement”) to which this consent is filed as an exhibit, and (ii) the references to such opinion and to our firm in such Proxy Statement/Prospectus under the headings “Summary— Opinion of CHMI’s Financial Advisor,” “The Mergers—Background of the Mergers,” “The Mergers— Recommendation of the CHMI Board and Its Reasons for the Mergers,” “The Merger— Opinion of CHMI’s Financial Advisor,” and “The Mergers— Certain CHMI Unaudited Prospective Financial Information.” Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the aforementioned Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any other amendments or supplements thereto. In giving the foregoing consent, we do not admit (1) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, or (2) that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ BTIG, LLC
BTIG, LLC